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                                                                  Exhibit 99.3

Form of consent for testimonial and logo:


     The undersigned, as an authorized representative of Informix
Corporation, hereby consents to the use of the Informix Corporation logo and the inclusion of the following quotation attributed to the undersigned, as representative of Informix Corporation in the registration statement on Form S-1 (Registration No. 333-69261) and all amendments thereto (the
"Registration Statement") of Intraware, Inc.:

     "Selecting Intraware's distribution service as our electronic delivery vehicle was an important element of our program to reach the Linux and NT software developer community. In the past, we have distributed software to our developers using CD's. Now, Intraware provides us with an electronic distribution service that is a cost-effective and a highly efficient way to communicate and work closely with our developer community. Intraware's service enables developers to download the software and receive software updates proactively, eliminating the waiting period associated with physical media updates. Taking advantage of distribution and update technology from Intraware plays a key role in our ability to maintain strong relationships with our developer community."

--Diane Fraiman, Vice President of Marketing, Informix Corporation


and further consents to the inclusion of this consent as an exhibit to such Registration Statement.



                                         Informix
                                         [company name]

                        (Signature)    By:       /s/ Diane Fraiman
                                           -----------------------------------

                                       Name:        Diane Fraiman
                                             ---------------------------------

                                       Title:    VP Corporate Mktg
                                              -----------------------
                                       Date:        2/22/99
                                              -----------------------